EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 24, 2025

To the Pension and Retirement Savings Committee

Magna International of America, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-128257 of Magna International of America, Inc. on Form S-8 of our report dated June 24, 2025, appearing in this Annual Report on Form 11-K of The Magna Group of Companies Retirement Savings Plans as of, and for the year ended, December 31, 2024.

/s/ GJC CPA’S & ADVISORS

Detroit, Michigan